Exhibit h(ii)

FORM OF AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment Agreement, made as of                                                 , is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and the Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Emerging Markets Fund, The International Equity Fund, The EAFE Fund and BNY (the “Original Parties”) entered into a Fund Administration and Accounting Agreement dated as of September 29, 2000 (the “Administration Agreement”).

Pursuant to Section 10 of the Administration Agreement, the Original Parties wish to amend the terms of the Administration Agreement, to, among other things, reference the current series of the Trust.

By executing this Amendment Agreement, the Trust, on behalf of each of its current series, intends to be bound by the terms of the Administration Agreement as herein amended, as if it were a party to the Administration Agreement.

NOW, THEREFORE, the Original Parties wish to amend the Administration Agreement as follows:

1.                                      Defined Term

References to the term “Bank” throughout the Administration Agreement are deleted in their entirety and replaced with the term “BNY”.

2.                                      Delivery of Documents

2.1.                            The reference to the term “Private Placement Memorandum” in Section 3(a)(vi) is deleted in its entirety and replaced with the term “Prospectus.”

2.2.                            Section 3(b) is deleted in entirety.

2.3.                            Section 3(c) is renumbered as Section 3(b).

3.                                      Amendment of Agreement

Section 10 is deleted in its entirety and replaced with the following Section 10:

10.                               Amendment

This Agreement may be amended or modified as follows:

10(a)                   Subject to Section 10(b), this Agreement may not be amended, restated, transferred, novated or assigned except by a written agreement executed by BNY and by an authorized signatory of the Trust.

10(b)                   Any officer of the Trust may amend Exhibit B by delivering a written instruction of the amendment/s to BNY.

4.                                      Notices

Section 15 is deleted in its entirety and replaced with the following Section 15:

15.                               Notices

All written notices, requests, consents and other communications pursuant to this Agreement shall be sent to the below addresses, or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

If to a Fund, at:

Attention:	Nigel Cessford
Title:	Treasurer, Baillie Gifford Funds

If by post:	Calton Square, 1 Greenside Row, Edinburgh EH1 3AN
If by email:	mutualfundaccountingteam@bailliegifford.com

If to BNY, at

Attention:	Andrew Gobourn
Title:	Relationship Executive
If by Post:	BNY Mellon, Capital House, 2 Festival Square, Edinburgh EH3 9SU
If by Email:	andrew.gobourn@bnymellon.com

Only those notices delivered in accordance with Section 3, Section 4(e), Section 4(g) and Section 9 may be delivered by email. All notices hereunder shall be effective upon receipt.

5.                                      Exhibits

5.1.                            Exhibit A is deleted in its entirety and replaced with the following Exhibit A:

Exhibit A

The International Equity Fund

The International Choice Fund

The EAFE Fund

The EAFE Choice Fund

The EAFE Pure Fund

The Emerging Markets Fund

The Global Alpha Equity Fund

The North American Equity Fund

The Emerging Markets Bond Fund

The Long Term Global Growth Equity Fund

5.2.                            Exhibit B is deleted in its entirety and replaced with the following Exhibit B:

Exhibit B

I, Peter Hadden, of Baillie Gifford Funds, a Massachusetts business trust (the “Trust”) do hereby certify that:

(1)         the following individuals serve in the following positions with the Trust, and each has been duly elected or appointed by the Board of Trustees of the Trust to each such position and qualified therefor in conformity with the Trust’s Agreement and Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications on behalf of the Trust to BNY:

Name	Position within Baillie Gifford Funds	Signature

Peter Hadden	Chairman of the Board and President

Julie Paul	Vice President

Michael Stirling-Aird	Vice President

Andrew Telfer	Vice President

Tim Campbell	Vice President

Name	Position within Baillie Gifford Funds	Signature

David Salter	Vice President

Nigel Cessford	Treasurer

Angus Macdonald	Secretary

Graham Laybourn	Chief Compliance Officer

Evan Delaney	Chief Risk Officer

(2)         each of the following individuals serve in the following positions with the Trust’s manager, Baillie Gifford Overseas Limited, and is authorized to give written or oral administrative instructions on behalf of the Trust to BNY:

Name	Position within Baillie Gifford Overseas Limited	Signature

Colin Crawford	Assistant Manager

Lesley Anne-Cow	Team Leader

David Murphy	Team Leader

Caroline Prigg	Investment Accountant

Gayle Flynn	Investment Accountant

Alison Haddow	Investment Accountant

Emma Shu	Investment Accountant

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS

By:
Name:	Peter Hadden
Authority:

President, Baillie Gifford Funds, on behalf of each of The International Equity Fund, The International Choice Fund, The EAFE Fund, The EAFE Choice Fund, The EAFE Pure Fund, The Emerging Markets Fund, The Global Alpha Equity Fund, The North American Equity Fund, The Emerging Markets Bond Fund and The Long Term Global Growth Equity Fund.

THE BANK OF NEW YORK MELLON

By:

Name:

Authority: